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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Westfield Financial, Inc.'s Registration Statement Nos. 333-73132, 333-98903 and 333-145857 on Forms S-8 of our report dated March 11, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting of Westfield Financial Inc. and subsidiaries which appear in this Annual Report on Form 10-K for the year ended December 31, 2007.



/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 11, 2008